Execution Version

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 23, 2014 (the “Effective Date”) by and among Green Dot Corporation, a Delaware corporation (“Parent”) and the Persons listed on Exhibit A.
RECITALS
A.    Parent, Patriot Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), SBBT Holdings, LLC, a Delaware limited liability company (the “Company”), the Holder Representative, solely in its capacity as the initial Holder Representative, and the securityholders of the Company pursuant to joinder agreements have entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 17, 2014, pursuant to which Merger Sub is merging with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
B.    Pursuant to the Merger Agreement, on the date hereof, Parent has issued to the Persons set forth on Exhibit A in exchange for such Person’s Units and Company Warrants, as applicable, an aggregate of 5,066,650 shares of Parent Common Stock (such shares of Parent Common Stock, together with any shares of Parent Common Stock issuable to such Persons from the Escrow Fund pursuant to the Merger Agreement, collectively, the “Shares”).
C.    As a condition precedent to the transactions contemplated by the Merger Agreement, the Merger Agreement provides that the Holders shall be granted certain registration rights with respect to the Shares, subject to the terms and conditions set forth in this Agreement.
AGREEMENT
In consideration of the above recitals and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	CERTAIN DEFINITIONS.
1.1    Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act.
“Holder” means any Person owning of record Registrable Securities for so long as it holds any Registrable Securities and each of its successors and permitted assigns who acquires and holds Registrable Securities in accordance with the terms of this Agreement.
“Holder Underwritten Offering” means an underwritten offering takedown to be conducted by one or more Electing Holders in accordance with Section 2.1(d).

“Ownership Percentage” means and includes, with respect to each Holder of Registrable Securities requesting inclusion of Registrable Securities in an offering pursuant to this Agreement, the number of Registrable Securities held by such Holder divided by the aggregate of (i) all Registrable Securities held by all Holders requesting registration in such offering and (ii) the total number of all other securities entitled and requested to be included in such registration pursuant to any other agreement between Parent and other securityholders of Parent.
“Parent Common Stock” means the Class A common stock, par value $.001 per share, of Parent.
“Prospectus” means the prospectus included in the Registration Statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including an issuer free writing prospectus in reliance upon Rule 433 promulgated under the Securities Act or post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement.
“Registrable Securities” means: (i) all of the Shares, and (ii) any shares of Parent Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, that any particular Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (B) such securities shall have been sold by a Holder in a transaction in which rights under Section 2 are not assigned in accordance with Section 3 of this Agreement, (C) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) or (D) such securities shall cease to be outstanding.
“Registration Expenses” means all reasonable expenses (other than Selling Expenses) incurred in connection with the registration and sale of Registrable Securities in compliance with this Agreement, including, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings (A) required to be made with any Trading Market on which the Parent Common Stock is then listed for trading and (B) incurred in connection with complying with applicable securities or state “blue sky” Laws), (ii) printing, telephone and delivery expenses, (iii) fees and disbursements of counsel and accountants for Parent, (iv) Securities Act liability insurance, if Parent so desires such insurance, (v) reasonable fees, charges and disbursements of one legal counsel selected by and representing the Holders, not to exceed $25,000 in connection with the Registration Statement called for by Section 2.1(a) and $50,000 in connection with any Holder Underwritten Offering, (vi) fees and expenses of all other Persons retained by Parent in connection with the consummation of the transactions contemplated by this Agreement including all fees and expenses of any special experts or other persons retained by Parent in connection with any registration and all applicable rating agency fees with respect to the Registrable Securities, and (vii) internal expenses of Parent incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties and all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging).

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
“Selling Expenses” means underwriting fees, discounts, selling commissions, underwriter expenses, stock transfer taxes relating to the registration and sale of a Holder’s Registrable Securities and, subject to clause (v) of the definition of Registration Expenses, the fees and expenses of any counsel retained by a Holder.
“Trading Market” means the NYSE, or, if the Parent Common Stock is not then listed on the NYSE, then such other securities exchange or national quotation system on which the Parent Common Stock is listed or quoted for trading on the date in question.

2.	REGISTRATION RIGHTS.
2.1    Shelf Registration.

(a)	Initial Registration.
(i)    Parent shall prepare and file with the SEC as soon as reasonably practicable after the Closing a registration statement on Form S-3 (or Form S-1 if the Company is not eligible to use Form S-3) (including amendments, supplements, pre- and post-effective amendments, all exhibits and all materials incorporated therein by reference, a “Registration Statement”) providing for the resale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act by the Holders of all of the Registrable Securities. The Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Parent Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Parent shall use reasonable best efforts to cause the Registration Statement to become effective under the Securities Act not later than the 75th day following the date hereof, and shall use commercially reasonable efforts to keep such Registration Statement continuously effective pursuant to the rules, regulations or instructions under the Securities Act applicable to such Registration Statement, for such period (as it may be extended pursuant to this Agreement, the “Effectiveness Period”) ending on the earlier of (x) the date following the second anniversary of the date hereof on which there shall remain fewer than 1,840,001 Registrable Securities and (y) the 30 month anniversary of the date hereof.
(ii)    To the extent Parent is then a well-known seasoned issuer as defined in Rule 405 under the Securities Act (a “WKSI”), the Registration Statement shall be an automatic shelf registration statement as defined in Rule 405 under the Securities Act (an “automatic shelf registration statement”) on Form S‑3. Parent shall use commercially reasonable efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the Effectiveness Period. If Parent does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company shall pay such fee at such time or times as the Registrable Securities are to be sold. If at any time when Parent is required to re-evaluate its WKSI status, Parent determines that it is not a WKSI, Parent shall use commercially reasonable efforts to re-file the Registration Statement on Form S‑3 or Form S-1 and keep such Registration Statement effective during the Effectiveness Period.
(b)    Suspension. If Parent shall determine in good faith that it would be detrimental to Parent and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement, due to (i) the existence of a material development with respect to or involving Parent which Parent would be obligated to disclose in the Prospectus contained in such Registration Statement, which disclosure would in the good faith judgment of Parent would have a significant adverse effect upon Parent and its stockholders or as to which Parent has a significant, bona fide business purpose for preserving confidentiality, or (ii) the occurrence of any event which requires the making of any changes in such Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Parent shall deliver written notice to the Holders certified by an executive officer of Parent of the foregoing and, upon receipt of such notice, the use of such Registration Statement and Prospectus will be deferred or suspended and will not recommence until (A) such Holder’s receipt from Parent of copies of the supplemented or amended Prospectus, or (B) such Holders are advised in writing by Parent that the Prospectus may be used. Parent will use its commercially reasonable efforts to ensure that the use of such Registration Statement and Prospectus may be resumed as soon as practicable and, in the case of a pending development or event referred to in (i) above, as soon, in the judgment of Parent, as disclosure of the material information relating to such pending development (x) would not have an adverse effect on Parent’s ability to consummate the transaction, if any, to which such development relates or (y) would otherwise cease to have a significant adverse effect upon Parent and its stockholders; provided, however, under this Section 2.1(b), Parent may postpone or suspend effectiveness of the Registration Statement for one or more periods of up to 60 consecutive days (but not more than 60 consecutive days) during the Effectiveness Period; provided further that all such delays do not exceed 90 days in any given 12 month period and 180 days in the aggregate during the Effectiveness Period. The Effectiveness Period shall be extended for a number of days that the use of the Registration Statement and the Prospectus was so deferred or suspended under this Section 2.1(b). Notwithstanding anything to the contrary herein, no Holder who is an employee of Parent or any of its Subsidiaries or otherwise subject to Parent’s Policy Prohibiting Insider Trading as in effect from time to time (the “Insider Trading Policy”) may sell Shares under the Registration Statement (1) during any blackout period imposed on employees or directors of Parent under the Insider Trading Policy, (2) during the period of any contractual lockup with respect to a Holder’s Shares (including without limitation set forth in the Joinder Agreement delivered by such Holder in connection with the Merger Agreement), or (3) when any such sale would otherwise be prohibited by the Insider Trading Policy. Parent shall not be required to extend the effectiveness of such Registration Statement for any such period described in (1), (2) or (3).

(c)
Expenses. All Registration Expenses shall be borne by Parent. All Selling Expenses relating to Registrable Securities being registered shall be borne by the Holders of such Registrable Securities pro rata in accordance with the number of Registrable Securities sold by such Holder.

(d)	Underwritten Offerings.
(i)    At any time after the Effective Date, one or more Holders holding at least $30 million of Registrable Securities (such Holders, the “Electing Holders”), may request that Parent effect an underwritten takedown under the Registration Statement of at least $30 million in Registrable Securities, based on the closing market price on the trading day immediately prior to the initial request of such Electing Holders. Within five Business Days of receipt of such request, Parent shall notify all other Holders and other holders who have piggyback rights with respect to such registration of such request and shall (except as provided in clause (iii) below) include in such Holder Underwritten Offering all Registrable Securities and other shares of Parent Common Stock requested to be included therein by holders who respond in writing within five Business Days of Parent’s notification described above (provided, such Holders shall participate in the Holder Underwritten Offering only if they have furnished to Parent a completed Selling Holder Questionnaire in accordance with Section 2.1(e) below).
(ii)    For any Holder Underwritten Offering, the managing underwriter or underwriters shall be selected by Parent and shall be reasonably acceptable to Platform Partners, LLC.

(iii)    If the managing underwriter or underwriters for such Holder Underwritten Offering advise Parent that in their reasonable opinion the number of securities requested to be included in such underwritten offering takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Electing Holders, Parent and the Electing Holders may exclude securities from such underwritten offering takedown to the extent so advised by the managing underwriter or underwriters provided, however, that in the event of any such exclusion, the number of securities which are included in such underwritten offering takedown shall first be apportioned pro rata among the selling stockholders according to their Ownership Percentage (or in such other proportions as shall mutually be agreed to by such selling stockholders) and second, the securities the Company proposes to sell.
(iv)    Each Holder who elects to sell Registrable Securities in connection with such Holder Underwritten Offering shall execute a customary lock-up agreement in favor of Parent’s underwriters in form and substance reasonably acceptable to such underwriters, subject to reasonable and customary exceptions, and other exceptions as may be agreed by the Holders and the managing underwriter.
(v)    No Holder may participate in any Holder Underwritten Offering hereunder unless such Holder (A) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements in customary form entered into pursuant to this Agreement and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably and customarily required under the terms of such underwriting arrangements; provided, that the Holders included in any Holder Underwritten Offering shall not be required to make any representations and warranties to the underwriters other than representations and warranties regarding such Holder’s title to the Registrable Securities, such Holder’s authority to sell the Registrable Securities, the absence of liens with respect to the Registrable Securities and representations and warranties as are customary for similar transactions that the underwriters may reasonably request that are agreed by any such Holder.
(vi)    Parent shall not be required to effect a Holder Underwritten Offering: (A) more than once in any six-month period or (B) if it shall have already completed two Holder Underwritten Offerings pursuant to this Agreement.
(vii)    In the case of a Holder Underwritten Offering, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Holders holding a majority of the Registrable Securities included in such Registration and with respect to the price for the Registrable Securities shall be reasonably acceptable to Parent, provided, that a Holder may set a minimum price condition for its participation.
(e)    Selling Holder Questionnaire. Each Holder agrees to furnish to Parent a completed questionnaire in the form attached to this Agreement as Annex 1 (a “Selling Holder Questionnaire”). Notwithstanding anything herein to the contrary, Parent shall not be required to include in the Registration Statement the Registrable Securities of any Holder who fails to furnish to Parent a fully completed Selling Holder Questionnaire (together with any other information reasonably requested in writing by Parent) at least 10 Business Days prior to the initial filing date. No such Holder who has not returned a duly completed and signed Selling Holder Questionnaire by the foregoing deadline shall be entitled to be named as a selling securityholder in the Registration Statement as of the time of its initial effectiveness or at any time thereafter, and no such Holder shall be entitled to use the Prospectus for resales of Registrable Securities at any time.

2.2    Registration Procedures.

(a)	Obligations of Parent. Parent shall use its reasonable best efforts to effect a registration or offering to permit the sale of Registrable Securities and shall comply with the following:
(i)    Not less than five Business Days prior to the filing of the Registration Statement or any related Prospectus or any amendment or supplement thereto, Parent shall (A) furnish to the Holders copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders, and (B) cause its officers and directors, counsel and independent registered public accounting firm to respond to such inquiries as shall be necessary to conduct a reasonable review of such documents. Parent shall not file the Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three Business Days of their receipt thereof;
(ii)    The Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;
(iii)    Parent shall promptly prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Effectiveness Period;
(iv)    Parent shall promptly furnish to the Holders such reasonable number of copies of a Prospectus in conformity with the requirements of the Securities Act, and such other documents as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration;
(v)    Parent shall promptly use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky Laws of such jurisdictions within the United States as shall be reasonably requested by the Holders, provided that Parent shall not be required in connection therewith to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
(vi)    Parent shall promptly notify the Holders (A) of any request by the SEC or any other Governmental Authority during the Effectiveness Period for amendments or supplements to such Registration Statement or related Prospectus or for additional information, (B) of the issuance by the SEC or any other Governmental Authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (C) of the receipt by Parent of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose, (D) of the happening of any event which makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (E) of Parent’s determination that a post-effective amendment to the Registration Statement would be appropriate;

(vii)    Parent shall make generally available to the Holders all documents filed or required to be filed with the SEC, including, but not limited, to, earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act not later than 90 days after the end of any 12-month period if such period is a fiscal year commencing on the first day of the first fiscal quarter of Parent after the effective date of the Registration Statement, which statement shall conform to the requirements of Rule 158 under the Securities Act;
(viii)    In the case of a Holder Underwritten Offering, Parent shall enter into an underwriting agreement in customary form and reasonably satisfactory to Parent and perform its obligations thereunder and take such other commercially reasonable actions as are required in order to expedite or facilitate each disposition of Registrable Securities included in such Holder Underwritten Offering (including causing appropriate officers to attend and participate in “road shows” and other informational meetings organized by the underwriters), and causing counsel to Parent to deliver customary legal opinions, and Parent’s independent public accountants who have examined and reported on Parent’s financial statements to deliver “comfort” letters;
(ix)    Parent shall cause all Registrable Securities registered pursuant hereunder to be listed on the Trading Market;
(x)    Parent shall provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;
(xi)    Parent shall use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any issuer free writing prospectus;
(xii)     Solely to the extent the Registrable Securities may be certificated under applicable law, Parent shall cooperate with the Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;
(xiii)    Parent shall cooperate with each Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA; and
(xiv)    Parent make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by such Holder(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Parent, and cause all of Parent’s officers, directors and employees, and use reasonable best efforts to cause the independent public accountants who have certified its financial statements, to make themselves available to discuss the business of Parent and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding Parent pursuant to this Section 2.2(a)(xiv) shall agree to hold in strict confidence and shall not make any disclosure of or use any information regarding Parent that Parent determines in good faith to be confidential, and of which determination such Person is notified, unless (w) such Person is required, as advised by such Person’s outside legal counsel, to disclose such information by Law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process (provided, that such Person shall first promptly notify Parent in writing of the existence, terms and circumstances surrounding such request, shall (at Parent’s expense) cooperate with Parent in connection with Parent seeking any protective order or other appropriate remedy, and, if and to the extent, in the absence of a protective order or the receipt of a waiver by Parent of this provision, such Person is legally required, as advised by its outside legal counsel, to disclose any such information or else suffer exposure to censure or civil or criminal fine or penalty, shall disclose only that portion of such information that such counsel advises is legally required to be disclosed and shall use reasonable efforts (at Parent’s expense) to obtain reliable assurances that confidential treatment will be accorded to any such information so required to be disclosed), (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge after reasonable inquiry, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than Parent or its Affiliates or Representatives where, to the actual knowledge of such Person after reasonable inquiry, such source was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Parent or (z) such information is independently developed by such Person.

(b)	Holder Obligations. The Holders shall comply with the following:

(i)    In connection with any Holder Underwritten Offering, each participating Holder (A) shall promptly furnish to Parent and the managing underwriter in writing such information with respect to such Holder and the intended method of disposition of its Registrable Securities as required by Law to be included in the Prospectus (or amendment or supplement thereto) and all information required to be disclosed in order to make the information previously furnished to Parent by such Holder not contain a material misstatement of fact or necessary to cause such Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading; (B) shall comply with the Securities Act and the Exchange Act and all applicable state securities Laws and comply with all applicable regulations in connection with the registration and the disposition of the Registrable Securities; and (C) shall not use any Free Writing Prospectus without the prior written consent of Parent. If any Holder fails to provide such information required to be included in such Prospectus in a timely manner after written request therefor, Parent may exclude such Electing Holder’s Registrable Securities from such Holder Underwritten Offering under Section 2 hereof.

(ii)    Each Holder that has securities registered for resale on the Registration Statement filed hereunder agrees that upon receipt of any notice contemplated in Section 2.1(b), such Holder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement.
2.3    Indemnification
(a)    By Parent. To the extent permitted by applicable Law, Parent will indemnify and hold harmless each Holder, each of such Holder’s Affiliates (including, without limitation, each Person, if any, who controls a Holder within the meaning of the Securities Act or the Exchange Act), and each of such Holders’ and such Affiliates’ respective officers, directors, employees, partners, agents and members, from and against any and all losses, claims, damages, expenses, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees and expenses) or liabilities, joint or several, (collectively, “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state Law, to the extent such Losses (or claims, actions, investigations and proceedings in respect thereof (collectively, “Claims”)), arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”):

(i)    any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto;
(ii)    the omission or alleged omission to state in the Registration Statement, including any preliminary Prospectus or final Prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or
(iii)    any violation by Parent of the Securities Act, the Exchange Act, a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law in connection with any registration hereunder.
Parent will reimburse each of the foregoing indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided however, that the indemnity agreement contained in this Section 2.3(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), nor shall Parent be liable in any such case for any such Claim to the extent, and only to the extent, that it arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with information furnished in writing for use in connection with such registration by or on behalf of any Holder or other such indemnified Person. This indemnity shall be in addition to any liability Parent may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder.
(b)    By Holders. Each Holder, severally and not jointly, will indemnify and hold harmless Parent, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Parent within the meaning of the Securities Act, any other agent of Parent, and any underwriter retained by Parent and each Person who controls Parent, the other Holders or such underwriter against any Losses to which Parent or any such director, officer, or controlling Person or agent may become subject under the Securities Act, the Exchange Act or other federal or state Law, insofar as such Losses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by Parent or any such director, officer, or controlling Person, employee or agent in connection with investigating or defending any Claim with respect to such Losses; provided, however, that the total amounts payable in indemnity by a Holder under this Section 2.3(b) in respect of any Violation shall not exceed the net proceeds actually received by Holder in the registered offering out of which such Violation arises.
(c)    Notice. Promptly after receipt by an indemnified party under this Section 2.3 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 2.3, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall (to the extent of such prejudice) relieve such indemnifying party of any liability to the indemnified party under this Section 2.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.3.

(d)	Contribution.
(i)    If the indemnification provided for in this Section 2.3 from the indemnifying party is unavailable to an indemnified party hereunder or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in this Section 2.3, any documented out-of-pocket legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided, that the aggregate amount to be contributed by any Holder pursuant to this Section 2.3(d) and indemnified by such Holder pursuant to Section 2.3(b) shall be limited to the net proceeds (after deducting the underwriters’ discounts and commissions) received by such Holder in the offering.
(ii)    The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.3(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
(e)    Survival. The obligations of Parent and the Holders under this Section 2.3 shall survive the completion of any offering of Registrable Securities in the Registration Statement and shall otherwise survive the termination of this Agreement.
(f)    No Exclusivity. The remedies provided for in this Section 2.3 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity pursuant to any other agreement.
(g)    Underwriting Indemnification. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.    ASSIGNMENT. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 2 hereof may be assigned, to a party who either (a) acquires, or agrees to acquire, from a Holder who is a Holder as of the Effective Date at least 50% of the Shares held by such Holder as of the Effective Date (as such number may be adjusted to reflect subdivisions, combinations and stock dividends) or (b) acquires any Shares as a distribution made by a Holder to its partners, stockholders or members; provided, however that no party may be assigned any of the foregoing rights until Parent is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Parent as to which the rights in question are being assigned; provided, further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation, the provisions of this Section 3.
4.    GENERAL PROVISIONS.
4.1    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e mail, upon written confirmation of receipt by facsimile, e mail or otherwise (excluding an automated response generated by a facsimile machine), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
(i)    if to Parent, at:
3465 E. Foothill Boulevard
Pasadena, CA 91107
Attention: John Ricci, General Counsel
Facsimile: (626) 219-8039
E-mail: JRicci@greendotcorp.com
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, CA 90071
Attention: Bradford P. Weirick
Facsimile: (213) 229-6765
E-mail: bweirick@gibsondunn.com
(ii)    If to the Holders:
To the address set forth on Exhibit A hereto.

with a copy (which shall not constitute notice) to:
Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention:     Bruce C. Herzog
Facsimile:     (212) 728-9220
E-mail:     bherzog@willkie.com
4.2    Entire Agreement. This Agreement (including the Exhibit and Annex hereto) and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.
4.3    Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived, only with the written consent of Parent and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and Parent. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights or obligations of other Holders may be given by Holders of at least a majority of the Registrable Securities to which such waiver or consent relates; provided, further that no amendment or waiver to any provision of this Agreement relating to naming any Holder or requiring the naming of any Holder as an underwriter may be effected in any manner without such Holder’s prior written consent.
4.4    Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
4.5    Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.
4.6    Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.
4.7    Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.
4.8    Successors and Assigns. Subject to the provisions of Sections 3 and 4.3, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.
4.9    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.
4.10    No Limitations on Subsequent Registration Rights. Nothing contained in this Agreement shall (a) prohibit Parent from granting to any holder or prospective holder of any securities of Parent registration rights that would allow such holder or prospective holder to include such securities in any registration statement filed by Parent or (b) otherwise be construed to require the consent or waiver of any Holder to the grant by Parent of any such registration rights.
4.11    Termination. This Agreement shall terminate the earlier of (i) when all Registrable Securities cease to be Registrable Securities and (ii) at the end of the Effectiveness Period, provided that if a request for a Holder Underwritten Offering shall have been made in accordance with Section 2.1(d) prior to such date, which Holder Underwritten Offering has not been completed as of such date, the Effectiveness Period shall be extended solely for the purpose of completing, and only so long as necessary to complete in an orderly manner, such Holder Underwritten Offering and this Agreement shall terminate immediately upon the consummation of such Holder Underwritten Offering, provided that the indemnification and contribution provisions of Section 2.3 shall survive such termination.
4.12    Rule 144 Information. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to the Registration Statement, Parent shall, until the second anniversary of the date hereof:
(a)    make and keep available adequate current public information, as those terms are understood and defined in Rule 144;
(b)    use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (if Parent is subject to such reporting requirements); and
(c)    furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) to the extent accurate, a written statement by Parent that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act (if Parent is subject to such reporting requirements); and (B) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (if Parent is subject to the reporting requirements under the Exchange Act).

4.13    Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

4.14    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.14.

Signature page follows.

Signature pages on file with Green Dot Corporation.

GREEN DOT CORPORATION
Selling Holder Notice and Questionnaire
The undersigned beneficial owner of shares of Parent Common Stock (the “Shares”) of Green Dot Corporation, a Delaware corporation (“Parent”), understands that Parent has filed or intends to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement for the registration and resale of the Registrable Securities, in accordance with the terms of the Registration Rights Agreement, dated as of October 23, 2014 (the “Registration Rights Agreement”), among Parent and the Holders named therein. A copy of the Registration Rights Agreement is available from Parent upon request at the address set forth below. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.
In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities will be required to be named as a selling securityholder (a “Selling Securityholder”) in the related Prospectus, deliver a Prospectus to purchasers of Registrable Securities and be bound by provisions of the Registration Rights Agreement.
Certain legal consequences arise from being named as a Selling Securityholder in the Registration Statement and the related prospectus. Accordingly, Holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named as a Selling Securityholder in the Registration Statement and the related Prospectus.
NOTICE
The undersigned Selling Securityholder hereby gives notice to Parent of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 2 (unless otherwise specified under such Item 2) pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.
Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify, subject to the terms and conditions set forth in the Registration Rights Agreement, and hold harmless Parent’s directors and officers and each person, if any, who controls Parent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the undersigned that are made in the Registration Statement or the related Prospectus in reliance upon the information provided in this Notice and Questionnaire.
If the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 2 below after the date on which such information is provided to Parent, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.
QUESTIONNAIRE
Please respond to every item, even if your response is “none.” If you need more space for any response, please attach additional sheets of paper. Please be sure to indicate your name and the number of the item being responded to on each such additional sheet of paper, and to sign each such additional sheet of paper before attaching it to this Questionnaire. Please note that you may be asked to answer additional questions depending on your responses to the following questions.

Annex 1-1

If you have any questions about the contents of this Questionnaire or as to who should complete this Questionnaire, please contact the Chief Financial Officer of Parent at telephone number: (626) 765-2600.
The undersigned hereby provides the following information to Parent and represents and warrants that such information is accurate and complete:

1.	Name.

(a)	Full Name of Selling Securityholder:

(b)	Full legal name of registered Holder (if not the same as (a) above) through which Registrable Securities listed in Item 2 below are held:

(c)
If the Selling Securityholder is an entity, list any natural person who directly or indirectly alone or with others has voting or investment power (including the power to control the vote or disposal of) the Registrable Securities listed in Item 2 below):

(d)	Full legal name of or DTC participant through which Registrable Securities listed in Item 2 below are held (if applicable and if not the same as (b) above):

Address for notices to Selling Securityholder:

Telephone:
Fax:
Contact Person:

2.	Beneficial Ownership of Registrable Securities

Number of Registrable Securities beneficially owned:

__________ shares of Parent Common Stock

3.	Broker-Dealer status:

(a)	Are you a broker-dealer?
Yes    ☐    No    ☐

Annex 1-2

If yes, please advise whether the Registrable Securities were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so, please describe the circumstances:
Note: If yes, Parent may be required to identify you as an underwriter in the Registration Statement.

(b)	Are you an affiliate of a broker-dealer? If yes, please describe the affiliation between you and any broker-dealer.
Yes    ☐    No    ☐

Note:
An “affiliate” of a specified person or entity means a person or entity that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

(c)
If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes    ☐    No    ☐
If no, please describe the circumstances under which the Registrable Securities were purchased, whether the Registrable Securities were received by you as compensation for investment banking services or as investment shares, and/or the agreement or understanding to distribute the Registrable Securities and the other parties thereto.

Note:	If you are an affiliate of a broker dealer and answered no to (c) above, Parent may be required to identify you as an underwriter in the Registration Statement.

4.	Beneficial ownership of the securities of Parent owned by the Selling Securityholder.
Except as set forth below in this Item 4, the undersigned is not the beneficial or registered owner of any securities of Parent other than the Registrable Securities listed above in Item 2.
Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

5.	Relationships with Parent:
Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with Parent (or its predecessors or affiliates) during the past three years.
State any exceptions here:

Annex 1-3

6.	Plan of Distribution
Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item 2 only as follows (if at all): All or any portion of such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through one or more underwriters, broker-dealers or agents. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions): (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, (iv) through the writing of options, whether such options are listed on an options exchange or otherwise, (v) in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers, (vi) in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (vii) in purchases by a broker-dealer as principal and resale by the broker-dealer for its account, (viii) through an exchange distribution in accordance with the rules of the applicable exchange, (ix) in privately negotiated transactions, (x) in short sales, (xi) in sales pursuant to Rule 144, (xii) with broker-dealers who may agree with the Selling Securityholder to sell a specified number of shares at a stipulated price per share, (xiii) in an underwritten offering, (xiv) in a combination of any such methods of sale, and (xv) any other method permitted pursuant to applicable Law. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such Registrable Securities.

Note:	In no event will such method(s) of distribution take the form of an underwritten offering of the Registrable Securities except in accordance with the terms of the Registration Rights Agreement.
State any exceptions here:

Parent has advised each Selling Securityholder that it is the view of the SEC that it may not use shares registered on the Registration Statement to cover short sales of Parent Common Stock made prior to the date on which the Registration Statement is declared effective by the SEC.  If a Selling Securityholder uses the Prospectus for any sale of the Parent Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.  The Selling Securityholder acknowledges and understands that it will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Securityholder in connection with resales of its Registrable Securities under the Registration Statement. The undersigned agrees that neither it nor any Person acting on its behalf will engage in any transaction in violation of such provisions.
The undersigned agrees to promptly notify Parent of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and at any time while the Registration Statement remains effective. All notices to the Selling Securityholder hereunder and pursuant to the Registration Rights Agreement shall be made in writing to the undersigned at the address set forth in Item 1) of this Notice and Questionnaire.

Annex 1-4

By signing below, the undersigned consents to the disclosure of the information contained herein and the inclusion of such information in the Registration Statement and the related Prospectus.  The undersigned understands that such information will be relied upon by Parent in connection with the preparation or amendment of the Registration Statement and the related Prospectus.
PLEASE FAX OR SEND BY EMAIL AS A PDF ATTACHMENT A COPY OF THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE WITHIN TEN (10) BUSINESS DAYS AFTER THE DATE OF THE REGISTRATION RIGHTS AGREEMENT, AND RETURN THE ORIGINAL BY OVERNIGHT MAIL, TO:

Green Dot Corporation
3465 E. Foothill Boulevard
Pasadena, CA 91107
Attention: John Ricci, General Counsel
Facsimile: (626) 219-8039
E-mail: JRicci@greendotcorp.com
This Notice and Questionnaire must be returned in the manner and within the time period set forth in the Registration Rights Agreement in order to include Registrable Securities in such Registration Statement.
Signature page follows.

Annex 1-5

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:	Beneficial Owner:
By:
Name: Title:

Annex 1-6